Exhibit 99.1

Shell Midstream Partners, L.P. Announces Acquisition of Additional Interests in Onshore Assets

HOUSTON, May 17, 2016 – Shell Midstream Partners, L.P. (NYSE: SHLX) has agreed to acquire additional equity interests in Zydeco Pipeline Company, LLC (Zydeco), Bengal Pipeline Company LLC (Bengal), and Colonial Pipeline Company (Colonial) from Shell Pipeline Company LP, a wholly owned subsidiary of Royal Dutch Shell plc, for $700 million. The acquisition will increase Shell Midstream Partners’ interests in Zydeco to 92.5%, Bengal to 50.0%, and Colonial to 6.0%.

“We chose to acquire additional interests in these high-quality assets given their strong operational performance and strategic fit in our portfolio,” said John Hollowell, chief executive officer of Shell Midstream Partners. He added, “These assets are well known to our unitholders and help position us to deliver our strategy and distribution growth from the assets’ predictable and stable cash flows.”

The acquisition price reflects an approximate 8.8 times multiple of the contributed interests’ forecasted next twelve months adjusted earnings before interest, taxes, depreciation and amortization. The acquisition will be effective April 1, 2016 and is expected to be immediately accretive to unitholders. Shell Midstream Partners expects to fund the acquisition with a combination of proceeds from a capital markets transaction, borrowings under its revolving credit facilities and cash on hand. The acquisition is expected to close on or about May 23, 2016, subject to customary closing conditions.

The terms of the acquisition were approved by the conflicts committee of the board of directors of the general partner of Shell Midstream Partners, which is composed entirely of independent directors. The conflicts committee was advised by Evercore Group, L.L.C. as to financial matters and Andrews Kurth LLP as to legal matters.

# # #

About Shell Midstream Partners, L.P.

Shell Midstream Partners, headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners’ assets consist of pipelines, crude tank storage and terminal systems that serve as key infrastructure to transport and store onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and to deliver refined products from Gulf Coast markets to major demand centers.

Inquiries:

Shell Media Relations

Americas: +1 713 241 4544

Shell Investor Relations

North America: +1 832 337 2034

Exhibit 99.1

FORWARD-LOOKING STATEMENTS

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements relating to expected EBITDA, future cash flows and future growth, financing of the transaction, closing of the transaction, and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks,” “schedule,” “seek”, “target”, “could”, “may”, “will,” “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future actions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, May 17, 2016, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.